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                                                                    Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of The Midland Company on Form S-3 of our reports dated February 11, 1999 and March 5, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Midland Company for the year ended December 31, 1998 and to the references to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Cincinnati, Ohio


May 12, 1999